UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2023

Mesa Air Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38626	85-0302351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700
Phoenix, Arizona		85008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 685-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2023, Mesa Air Group, Inc. (the “Company”) received a notice in the form of a letter (“Deficiency Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the bid price for the Company’s shares of common stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). The Deficiency Letter has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on The Nasdaq Global Select Market under the symbol “MESA” at this time, subject to the Company’s compliance with the other continued listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until May 1, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before May 1, 2024, the bid price of the Company’s shares of common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement by May 1, 2024, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to transfer to The Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period. Following a transfer to The Nasdaq Capital Market, the Company expects that it would be afforded the second 180 calendar day period to regain compliance, unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting. In the event that the Company receives notice that its common stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.

The Company intends to actively monitor the closing bid price for the Company’s shares of common stock and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. While the Company is exercising diligent efforts to maintain the listing of its shares of common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq’s listing standards.

The Company, by filing this Form 8-K, discloses its receipt of the Deficiency Letter regarding the Minimum Bid Price Requirement in accordance with Nasdaq Listing Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC
	By:	Brian S. Gllman
November 7, 2023	Name:	/s/ Brian S. Gillman
	Title	Executive Vice President and General Counsel